CURRENT REPORT FOR ISSUERS SUBJECT TO THE
1934 ACT REPORTING REQUIREMENTS

FORM 8-K

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Event:  January 8, 2010 (date of earliest event reported)

JUNIPER GROUP, INC,
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

0-19170 (Commission File Number)	11-2866771 (IRS Employer Identification Number)

20283 State Road 7, Suite 300, Boca Raton, Florida 33498
(Address of principal executive offices)

(561) 807-8990
(Registrant's telephone number, including area code)

ITEM 8.01 Other Events

On November 9, 2009 Juniper Group, Inc. (the “Company”) filed a notice on Form 8-K disclosing receipt of a letter labeled as a default notice regarding its Callable Secured Convertible Notes (the “Notes” ) on behalf of AJW Partners, LLC, AJW Partners II, LLC, New Millennium Capital Partners III, LLC, AJW Offshore, Ltd., AJW Offshore II, Ltd., AJW Qualified Partners II, LLC, AJW Master Fund, Ltd., AJW Master Fund II, Ltd., and AJW Qualified Partners, LLC (the “Holders”), in which it was asserted that the Company is in default of the Notes.    The letter states that as a result of the defaults the Holders were accelerating the Notes and demanding payment of the outstanding balances.

On December 22, 2009 the Company received a Complaint filed by the Holders in the Supreme Court of the State of New York, County of New York (Index No. 603872/07) alleging that the Company has breached the Notes by not honoring the Holders’ conversion rights under the Notes. The Company intends to vigorously defend these actions and believes it has good defenses and cause for cross complaints against the Holders.

On January 5, 2010, the Company removed the case to the United States District Court for the Southern District of New York under Civil Case No. 10 Civ. 0046 (PKC).  Plaintiffs have moved for a preliminary injunction to compel the company to honor certain disputed notices of conversion.  The company intends to oppose the application for preliminary relief.

ITEM 9.01.	Financial Statements and Exhibits

None.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 11th day of January 2010.

 Juniper Group, Inc.

 \s\   Vlado P. Hreljanovic
Vlado P. Hreljanovic, President